Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the Registration Statements Nos. 333-00563, 333-01557, and 333-08371 of American Management Systems, Incorporated on Form S-8 of our reports dated February 16, 2000, appearing in the Annual Report on Form 10-K of American Management Systems, Incorporated for the year ended December 31, 1999.




DELOITTE & TOUCHE LLP

McLean, Virginia
March 29, 2000




                                       64